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                                                                     EXHIBIT 2.2

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement"), dated as of September 7, 2001, among the shareholders listed on the signature pages hereto (collectively, the "Shareholders" and each individually, a "Shareholder"), Visual Data Corporation, a Florida corporation ("Parent"), and Visual Data Networks, Inc., a Florida corporation ("Sub").

                                    RECITALS

         A. The Shareholders collectively own of record and beneficially shares of capital stock of RMS Networks, Inc., a Delaware corporation (the "Company"), as set forth on Exhibit A (such shares, or any other voting or equity securities of the Company hereafter acquired by any Shareholder prior to the termination of this Agreement, being referred to collectively as the "Shares").

         B. Concurrently with the execution of this Agreement, the Company, Parent and Sub are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Company will merge with and into the Sub and the Sub shall be the surviving entity of such Merger (the "Merger").

         C. As a condition to the willingness of Parent and Sub to enter into the Merger Agreement, and to induce Parent and Sub to enter into the Merger Agreement, the Shareholders agree to vote in favor of approving the Merger Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:


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         (1)      Definitions. For purposes of this Agreement:

                  As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer made by any Person (as defined in the Exchange Act (as defined in Section 1(b))) other than Parent, Sub or any subsidiary of Parent or Sub for (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of the Company, in a single transaction or series of transactions; (iii) any offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity of twenty percent (20%) or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement by the Company of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that such beneficial ownership shall be limited to securities (not including those that the Person has a right to acquire within 60 days unless so acquired) over which such Person has sole or shared voting power. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and over which such Person has sole or shared voting power.


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         (2)      Voting of Shares.

                  Each Shareholder covenants and agrees that until the Termination Date (as defined below), at the meeting of the Company's shareholders or adjournment thereof to consider the Merger Agreement and the Merger or any other meeting of the shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, such Shareholder will, including by initiating a written consent solicitation if requested by Parent, vote, or cause to be voted, all of his respective Shares
(i) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Shareholders or the Merger as contemplated by the Merger Agreement prior to any such amendment, and
(ii) against any other Acquisition Proposal or any amendment of the Company's Certificate of Incorporation or By-laws or other proposal or transaction involving the Company or its subsidiaries, which amendment or other proposal would in any manner, impede, frustrate, prevent or nullify the Merger or the Merger Agreement or any of the transactions contemplated by the Merger or the Merger Agreement.

                  Each Shareholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote its Shares at any meeting of the shareholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 2. Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except as otherwise provided for herein, each Shareholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked,
(ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof, and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.


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         (3)      Transfer of Shares. Each Shareholder covenants and agrees that until the Termination Date, such Shareholder will not directly or indirectly,
(a) sell, assign, transfer (including by purchase, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by purchase, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares except for Permitted Transfers provided that the transferee (i) enters into an agreement with Parent containing provisions substantially similar to this Agreement and (ii) notifies the Parent of such transfer. Permitted Transfers shall mean any Transfer of Shares by a Shareholder (a) to any other Shareholder; (b) to a grandparent, parent, sibling, child of a sibling, grandchild of a sibling, spouse and/or descendant of such Shareholder; (c) to a trust, including, without limitation, an Irrevocable Intangible Tax Trust, established solely for the benefit of such Shareholder and/or persons set forth in (a) or (b); (d) to a company whose shareholders consist solely of such Shareholder and/or persons set forth in (a) or (b); (e) to a partnership or limited liability company whose partners or members consist solely of such Shareholder and/or persons set forth in (a) or
(b); (f) to the guardian or conservator of such Shareholder and/or persons set forth in (a) or (b); (g) if the Shareholder is a company, to the shareholders of such company; (h) if the Shareholder is a partnership or limited liability company, to the partners or members of such partnership or limited liability company; (i) by will or the laws of descent and distribution; or (j) to any other Person approved by the Board, provided, however, that, any transferee first agrees in writing prior to such transfer to become a party to and abide by the terms and conditions of this Agreement and to hold the Shares so transferred subject to the terms and conditions of this Agreement (and any amendments hereto).

         (A)          Representations and Warranties of the Shareholders.
Each Shareholder represents and warrants to Parent and Sub as follows:

                  Ownership of Shares. On the date hereof, such Shareholder is the record and Beneficial Owner of his Shares set forth next to his name on Exhibit A. Such Shareholder has sole voting power, without restrictions, with respect to all of his Shares.

                  Power, Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be otherwise provided by applicable bankruptcy, fraudulent conveyance or other similar laws relating to creditors' rights. Such Shareholder has had the opportunity to review the Merger Agreement and this Agreement, has had the opportunity to review the Merger


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Agreement and this Agreement with legal counsel of his choosing, and is entering into this Agreement knowingly and voluntarily.

                  No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or any of his properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not impair the ability of such Shareholder to perform his obligations under this Agreement.


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         (4)      No Solicitation. Subject to Section 10 and until the
Termination Date, each Shareholder agrees, in his individual capacity as a shareholder of the Company, that (a) such Shareholder will not, nor will he authorize or knowingly permit any of his employees, agents and representatives to, directly or indirectly, (i) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (b) he will notify Parent and Sub as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, him or any of his affiliates in its individual capacity.

         (B) Shareholder Covenant. Each Shareholder agrees and covenants to enter into at the Effective Time of the Merger (as that term is defined in the Merger Agreement) (a) the Termination of Shareholders Agreement in the form attached hereto as Exhibit B and (b) a Lock-up Agreement in the form attached hereto as (i) Exhibit C, in the case of Jason Kates, and (ii) Exhibit D, in the case of each Shareholder other than Jason Kates.

         (C) Termination. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as that term is defined in the Merger Agreement) of the Merger; or (b) any termination of the Merger Agreement in accordance with the terms thereof.

         (D) Further Assurances. Each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement and to vest the power to vote such Shareholders' Shares as contemplated by this Agreement. Nothing in this Section 8 shall relieve any party of liability for a breach of this Agreement prior to termination.

         (E) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby.


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         (F)      Fiduciary Duties. Each Shareholder is signing this Agreement solely in such Shareholder's capacity as an owner of his respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

         (G)          Miscellaneous.

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  The headings in this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any of its provisions. The parties have participated jointly in the negotiation and drafting of this Agreement. If a question of interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The word "include" or "including" means include or including, without limitation. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule


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(whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  If any legal action or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

         VISUAL DATA CORPORATION

         By:   /s/ Randy S. Selman
            -----------------------------------------
         Name:  Randy S. Selman
         Title:  CEO

         VISUAL DATA NETWORKS, INC.

         By:   /s/ Randy S. Selman
            -----------------------------------------
         Name:  Randy S. Selman
         Title:  President

         SHAREHOLDERS:

             /s/ Jason M. Kates
         --------------------------------------------
         Jason M. Kates

            /s/ Dennis D. Smith
         --------------------------------------------
         Dennis D. Smith

            /s/ Patricia Smith
         --------------------------------------------
         Patricia Smith

            /s/ Garry Johnson
         --------------------------------------------
         Garry Johnson

         NEW LION FOUNDATION, INC.

         By:   /s/ Garry Johnson
            -----------------------------------------
         Name:  Garry Johnson
         Title:  President
         TRIPPEROO NEVADA, LLP.
         BY: TRIPPEROO NEVADA, INC.,


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         ITS GENERAL PARTNER

         By:   /s/ Norman D. Trip
            -----------------------------------------
         Name:  Norman D. Tripp
         Title:  President
         SIGNATURE:

         By:
             ------------------------------
         Norman D. Tripp
         TSCS PROFIT SHARING PLAN

         By:
             -------------------------------
         Name:
         Title:
            /s/ Joel N. Kates
         -----------------------------------------------------
         Joel N. Kates

            /s/ Gary A. Halpin
         -----------------------------------------------------
         Gary A. Halpin
            /s/ Brian Woods
         -----------------------------------------------------
         Brian Woods
         LAKE WORTH VENTURES, INC.

         By:   /s/ David Clarke
            --------------------------------------------------
         Name:  David Clarke
         Title:  President

TRIPP, SCOTT, CONKLIN & SMITH, P.A.
PROFIT SHARING PLAN FOR THE BENEFIT OF
DENNIS D. SMITH

By:   /s/ Gregory A. McLaughlin
   -----------------------------------------
Name:  Gregory A. McLaughlin
Title:  Trustee
TRIPP, SCOTT, CONKLIN & SMITH, P.A.
PROFIT SHARING PLAN FOR THE BENEFIT OF
GARRY W. JOHNSON

By:   /s/ Gregory A. McLaughlin
   -----------------------------------------
Name:  Gregory A. McLaughlin
Title:  Trustee
TRIPP, SCOTT, CONKLIN & SMITH, P.A.
PROFIT SHARING PLAN FOR THE BENEFIT OF
NORMAN D. TRIPP

By:   /s/ Gregory A. McLaughlin
   -----------------------------------------
Name:  Gregory A. McLaughlin
Title:  Trustee


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